Exhibit 21.1

Principal Subsidiaries of the Registrant

Entity	Date of Incorporation	Place of Incorporation	% of Ownership
U Power Limited	June 17, 2021	Cayman Islands	Parent
Youcang Limited	June 30, 2021	BVI	100%
Energy U Limited	July 19, 2021	Hong Kong	100%
Shandong Yousheng New Energy Technology Development Co., Ltd.	July 27, 2022	PRC	100%
Anhui Yousheng New Energy Co., Ltd.	May 16, 2013	PRC	100%
Youpin Automobile Service (Shandong) Co., Ltd..	June 30, 2020	PRC	87%
Shanghai Youxu New Energy Technology Co., Ltd..	March 22, 2021	PRC	100%
Zhejiang Youguan Automobile Service Co., Ltd.	May 21, 2020	PRC	80%
Chengdu Youyineng Automobile Service Co., Ltd.	October 29, 2020	PRC	100%
Shanghai Youteng Automobile Service Co., Ltd.	November 3, 2020	PRC	70%
Youpin Automobile Service Group Co., Ltd.	July 18, 2013	PRC	53.1%
Youxu New Energy Technology (Zibo) Co., Ltd.	July 29, 2021	PRC	100%
Zibo Hengsong UCAR Equity Investment Fund Partnership (Limited Partnership).	November 2, 2020	PRC	99%
Beijing Youxu New Energy Technology Co., Ltd.	December 21, 2021	PRC	100%
Wuhu Youxu New Energy Technology Co., Ltd..	November 12, 2021	PRC	100%
Xinjiang Youxu Supply Chain Management Co., Ltd.	October 12, 2021	PRC	100%
Youxu (Xiamen) Power Exchange Network Technology Co., Ltd.	August 10, 2021	PRC	100%
Quanzhou Youyi Power Exchange Network Technology Co., Ltd.	June 29, 2021	PRC	100%
Tai’an Youxu New Energy Technology Co., Ltd.	Augest 22, 2022	PRC	100%
Shandong Youxu New Energy Co., Ltd.	August 26, 2022	PRC	100%
Henan Youxu New Energy Technology Co., Ltd.	December 1, 2022	PRC	60%
Chengdu Zhibo Premium Technology Co., Ltd.	September 22, 2022	PRC	40%
Dalian Youshengchi Automobile Trading Service Co., Ltd.	March 23, 2021	PRC	100%
Youguan Financial Leasing (China) Co., Ltd..	November 13, 2021	PRC	100%
Liaoning Youguan New Energy Technology Co., Ltd.	November 8, 2019	PRC	100%
Chengdu Youyipin Trading Co., Ltd.	June 21, 2019	PRC	100%
Shanghai Haiyou Automobile Service Co., Ltd.	November 26, 2013	PRC	70%
Shanghai Youqiao International Trade Co., Ltd.	May 29, 2014	PRC	100%
Hangzhou Youyue Travel Technology Co., Ltd.	August 28, 2019	PRC	35%
Zibo Youyipin Trading Co., Ltd.	March 18, 2021	PRC	100%
Zhejiang Zhongxinda Financial Leasing Co., Ltd.	December 9, 2016	PRC	52.5%
Nanning Youguan Digital Technology Co., Ltd.	July 12, 2022	PRC	100%
Shanghai Youchuangneng Digital Technology Co., Ltd.	November 13, 2015	PRC	100%
Youxu New Energy (Dalian) Co., Ltd	June 8, 2022	PRC	100%